EXHIBIT 99.1
News
For Immediate Release	Contact:
September 19, 2013	Rick B. Honey
(212) 878-1831

MINERALS TECHNOLOGIES BOARD AUTHORIZES $150 MILLION, TWO-YEAR SHARE REPURCHASE PROGRAM
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NEW YORK, September 19—Minerals Technologies Inc. (NYSE: MTX) announced today that its Board of Directors has authorized a $150 million share repurchase program that it will execute over a two-year period. This authorization will become effective when the current two-year $75 million program is completed in October of this year.

"Our Board of Directors has indicated its confidence in the company's strategic direction, high performance and cash-generating ability by authorizing a share repurchase program that is twice as large as previous buyback programs," said Robert S. Wetherbee, president and chief executive officer. "This larger program is a continuation of the balanced approach to the use of our cash that we have been taking to increase shareholder value."

Minerals Technologies Inc. is a resource- and technology-based growth company that develops, produces and markets worldwide a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. The company recorded sales of $1.01 billion in 2012.
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For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com/
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Contact:
Rick B. Honey
(212) 878-1831